UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2010

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-11250	94-2647429
(Commission File Number)	(IRS Employer Identification No.)
1228 Titan Way
Sunnyvale, California 94085
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 737-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2
EX-10.3

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
As previously reported by Dionex Corporation (“Dionex”) on December 13, 2010, Dionex entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc. (“Thermo Fisher”) and Weston D Merger Co., a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), dated December 12, 2010.
Pursuant to the Merger Agreement, among other things, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock, par value $0.001 per share, of Dionex (the “Shares”), at a price per Share of $118.50 payable to the seller in cash, without interest (the “Offer Price”). The Merger Agreement also contemplates that, following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Dionex (the “Merger”), with Dionex surviving the Merger as a wholly owned subsidiary of Thermo Fisher. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) any Shares held by any direct or indirect wholly owned subsidiary of Dionex, (ii) any Shares owned by Thermo Fisher, Merger Sub or Dionex and (iii) any Shares held by stockholders who did not consent to the Merger and who have perfected their statutory rights of appraisal pursuant to the applicable provisions of Section 262 of the Delaware General Corporation Law) will be converted automatically into the right to receive the Offer Price.
In addition, at the Effective Time, all outstanding options to acquire Shares (the “Options”) that are fully vested will terminate in exchange for the right to receive a cash amount equal to the Offer Price less the applicable exercise price, multiplied by the number of Shares purchasable upon exercise of such Option immediately prior to the Effective Time. All Options that are not fully vested and all outstanding restricted stock units (“RSUs”) that are not fully vested or settled, in each case as of the Effective Time, will be assumed by Thermo Fisher and converted into a right to receive a cash amount equal to the Offer Price (less the applicable exercise price, in the case of Options), multiplied by the number of Shares purchasable upon exercise of such Option or issuable upon settlement of such RSU, with such right to receive such cash amount subject to the vesting and settlement terms applicable to the corresponding Option or RSU and acceleration upon certain terminations of employment or service described in the Merger Agreement and in the Severance Plan (as defined below).
Pursuant to the Merger Agreement, and upon the terms and conditions contained therein, Merger Sub is obligated to commence the Offer by December 22, 2010. The initial expiration date of the Offer will be 20 business days following the commencement of the Offer, and the Offer may be extended under certain circumstances described in the Merger Agreement. Under the terms of the Merger Agreement, the Offer may not be extended beyond June 12, 2011 (or 90 days thereafter if certain antitrust and competition law related clearances have not been obtained or certain other antitrust-related conditions are not satisfied, but all other conditions have been satisfied). Merger Sub’s obligation to accept for payment and pay for any Shares tendered in the Offer is subject to certain conditions, including, among other things, there having been validly tendered and not validly withdrawn a number of Shares that, together with the Shares beneficially owned by Thermo Fisher and/or Merger Sub (if any), represents a majority of the outstanding Shares on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) (the “Minimum Condition”).
Pursuant to the Merger Agreement, Dionex granted to Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after the consummation of the Offer and prior to the Effective Time, to purchase at a price per share equal to the Offer Price up to that number of newly issued Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Thermo Fisher and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis.
The Merger Agreement includes detailed representations, warranties and covenants of Dionex, Thermo Fisher and Merger Sub. Until the earlier of the termination of the Merger Agreement and the Effective Time, Dionex has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practices and has agreed to certain other negative operating covenants.
Dionex has also agreed not to initiate, solicit, knowingly encourage or knowingly facilitate any third party acquisition proposals for Dionex and will not permit its subsidiaries or any of their respective representatives to do so, and has agreed to restrictions on its, its subsidiaries’ and their respective representatives’ ability to respond to any such proposals, as more fully described in the Merger Agreement. The Merger Agreement includes termination provisions for both Dionex and Thermo Fisher and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Dionex will be required to pay Thermo Fisher a termination fee of $65 million.
Consummation of the Offer is subject to various conditions, including (i) the Minimum Condition, (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under certain foreign antitrust and competition laws (iii) the absence of any material adverse effect and (iv) certain other customary conditions. The closing of the Merger is subject to certain conditions specified in the Merger Agreement, including approval of the Merger by Dionex’s stockholders, if required.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by such parties. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing such matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement. In addition, the assertions embodied in the representations and warranties of Dionex are qualified by information contained in the confidential disclosure schedules that Dionex delivered in connection with signing the Merger Agreement as well as by information contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances described therein. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
Amendment of Employee Stock Participation Plan
On December 12, 2010, Dionex’s Board of Directors approved an amendment (the “Amendment”) of Dionex’s 2003 Employee Stock Participation Plan (the “ESPP”). The Amendment increases the threshold by which a sale or other disposition of outstanding securities of Dionex constitutes a “Corporate Transaction” under the ESPP from “at least 50%” to “at least 90%” in order to conform such definition to the definition of “Corporate Transaction” contained in Dionex’s 2004 Equity Incentive Plan, for purposes of clarity and administrative convenience in connection with the transactions contemplated by the Merger

Agreement. The foregoing description is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 hereto.
Amendment to Change in Control Severance Benefit Plan
In order to avoid conflicts between the terms of the Merger Agreement and Dionex’s Change in Control Severance Benefit Plan (the “Severance Plan”), on December 12, 2010, the Compensation Committee of Dionex’s Board of Directors adopted an amendment to the Severance Plan to clarify the vesting acceleration terms that apply to the cash amounts in respect of the assumed equity awards that are provided pursuant to Section 3.3 of the Merger Agreement (and described above), including to (i) extend the period during which a “Covered Termination” (as defined therein) may occur from 13 months to the full period of vesting of the covered Options and RSUs and (ii) to modify the definition of “Involuntary Termination without Cause” to read in its entirety as follows: “(i) the Eligible Employee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or of any jurisdiction outside of the United States; (ii) the Eligible Employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) the Eligible Employee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) the Eligible Employee’s gross misconduct.” The foregoing description is qualified in its entirety by reference to the Severance Plan, filed as Exhibit 10.2 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The disclosure in Item 1.01 above regarding the Severance Plan is incorporated herein by reference.
In addition, on December 12, 2010, the Compensation Committee of Dionex’s Board of Directors approved a letter agreement, to be entered into with Frank Witney, the Company’s President and Chief Executive Officer, providing that notwithstanding Section 5(g) of the Severance Plan, if any Payment (as defined therein) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and but for Section 5(g) of the Plan would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), such amount may not be reduced in accordance with that section, and instead, if this would place him in a better after-tax position, Dionex shall pay him an amount (the “Gross-Up Payment”) such that, after his payment of (a) all federal, state, local and foreign income, excise, social security and other taxes, and any interest and penalties imposed with respect thereto (excluding the Excise Tax), and (b) the Excise Tax imposed upon the Gross-Up Payment, he retains an amount of such payment equal to the Excise Tax imposed upon the Payment, except that in no event will the Gross-Up Payment exceed $750,000. The foregoing description is qualified in its entirety by reference to the letter agreement, filed as Exhibit 10.3 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated December 12, 2010, among Thermo Fisher Scientific Inc., Weston D Merger Co. and Dionex Corporation.

Exhibit 10.1	Amendment to the 2003 Employee Stock Participation Plan

Exhibit 10.2	Amended and Restated Change in Control Severance Benefit Plan

Exhibit 10.3	Letter Agreement, dated as of December 12, 2010, between Dionex Corporation and Frank Witney

Additional Information and Where to Find It
The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Thermo Fisher (or a wholly owned subsidiary of Thermo Fisher) will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Dionex will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Dionex’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.
Forward-Looking Statements
Investors and stockholders of Dionex are cautioned that statements in this report that are not strictly historical statements, including, without limitation, statements relating to the expected timing and closing of the transaction, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Thermo Fisher and Dionex that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to Offer or the Merger set forth in the Merger Agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of the Offer and the Merger, uncertainties as to how many Company stockholders will tender their Shares in the Offer, changes in Dionex’s business during the period between now and the closing that could cause a condition to closing not to be satisfied, adverse reactions to the proposed transaction by customers, suppliers or strategic partners, dependence on key personnel and customers, reliance on proprietary technology, management of growth and organizational change, risks associated with litigation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payors. While Thermo Fisher and/or Dionex may elect to update forward-looking statements at some point in the future, Thermo Fisher and Dionex specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONEX CORPORATION
Dated: December 16, 2010	By:	/s/ Craig A. McCollam
Craig A. McCollam
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated December 12, 2010, among Thermo Fisher Scientific Inc., Weston D Merger Co. and Dionex Corporation.

Exhibit 10.1	Amendment to the 2003 Employee Stock Participation Plan

Exhibit 10.2	Amended and Restated Change in Control Severance Benefit Plan

Exhibit 10.3	Letter Agreement, dated as of December 12, 2010, between Dionex Corporation and Frank Witney